UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —October 12, 2005

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-4004

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or former address, if changed since last report)

Item 7.01	Regulation FD Disclosure.

On October 12, 2005, Assured Guaranty Ltd. (the “Company”) revised its first and second quarter 2005 financial supplements, based on revised information it received from a ceding company, to reflect a decrease of $5.6 million in the present value of gross written premiums in the first quarter of 2005 and for the first six months of 2005 in its financial guaranty reinsurance segment for the first quarter of 2005.  This change also reduced adjusted book value as of March 31, 2005 by $4.0 million or $0.05 per share.  Second quarter 2005 present value of gross written premiums and adjusted book value are unchanged.  Present value of gross written premiums and adjusted book value are non-GAAP financial measures.  See our first quarter 2005 and second quarter 2005 financial supplements posted on our website as described below for further information and a reconciliation to their comparable GAAP financial measure.

The Company’s first quarter financial supplement was included as Exhibit 99.2 to the Company’s current report on 8-K filed with the Securities and Exchange Commission on May 6, 2005 and the Company’s second quarter financial supplement was included as Exhibit 99.2 to the Company’s current report on 8-K filed with the Securities and Exchange Commission on August 5, 2005.  The corrected financial supplements can be found on the Company’s website, www.assuredguaranty.com, by clicking on the investor relations tab, followed by the financial information tab, or by using the following url:  http://www.assuredguaranty.com/investor/supplement.html.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ Robert Mills
Robert Mills Chief Financial Officer
DATE: October 12, 2005